Exhibit 10.10

Third Amendment to Employment Agreement

    This Third Amendment to Employment Agreement (the “Third Amendment”) is entered into on July 5, 2013 (the “Effective Date”), by and between Ivan Braiker (the “Executive”) and Augme Technologies, Inc., a Delaware corporation (the “Company”).

    WHEREAS, on August 25, 2011, the Executive and the Company entered into an Employment Agreement (the "Original Agreement"); and

    WHEREAS, on November 28, 2011, the Executive and the Company entered into an Amendment to the Original Agreement (the "First Amendment"); and

    WHEREAS, on May 7, 2013, the Executive and the Company entered into an Amendment to the Original Agreement (the “Second Amendment”); and

    WHEREAS, the Executive and the Company have agreed to enter into this Third Amendment to further amend the Original Agreement, as amended, effective March 22, 2013, the date of Board approval.

    NOW, THEREFORE, the Executive and the Company agree as follows:

    1.  Amendment to Section 6.  The following paragraph included at Section 6 of the Original Agreement, as amended by the First Amendment, which states:

you will receive one-percent (1%) Transaction Fee for your participation in the realization of the monetization of the Company’s intellectual property either through: a) a settlement agreement; b) license agreement (except for licenses entered into in the ordinary course of the Company’s business); or c) asset sale during the period of directorship and extending six months thereafter.

    shall be deleted in its entirety and nothing shall appear in its place.

    2.  Affirmation of Remaining Terms and Conditions.  The Company and the Executive affirm that all of the other terms and conditions of the Original Agreement, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.

COMPANY
AUGME TECHNOLOGIES, INC.

By:  /s/ Todd Wilson
Todd Wilson, Chairman of the Board

EXECUTIVE

/s/ Ivan Braiker
Ivan Braiker